Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,790,701
Realized Gain (Loss) on Swap Contracts	(8,036,345)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(40,696,620)
Unrealized gain (loss) on Fair Value of Swap Contracts	56
Dividend Income	1,665,632
Interest Income	3,437,441
ETF Transaction Fees	22,000
Total Income (Loss)	$(38,817,135)

Expenses
General Partner Management Fees	$576,936
Professional Fees	160,835
Brokerage Commissions	55,297
Directors' Fees and insurance	59,755
License fees	19,231
Total Expenses	$872,054
Net Income (Loss)	$(39,689,189)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$1,688,447,015
Additions (3,900,000 Shares)	260,664,704
Withdrawals (5,400,000 Shares)	(364,494,077)
Net Income (Loss)	(39,689,189)

Net Asset Value End of Month	$1,544,928,453
Net Asset Value Per Share (22,923,603 Shares)	$67.39

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596